                          DOBSON COMMUNICATIONS CORPORATION

                                  STOCKHOLDER AND

                             INVESTOR RIGHTS AGREEMENT

                          dated as of ______________, 2000


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                 STOCKHOLDER AND INVESTOR RIGHTS AGREEMENT
                 -----------------------------------------

       STOCKHOLDER AND INVESTOR RIGHTS AGREEMENT, dated as of January __, 2000 (this "Agreement"), by and among the Persons listed on Schedule I and Dobson Communications Corporation, an Oklahoma corporation (the "Company"). Each of the foregoing Persons (other than the Company), together with all other Persons who, in connection with a Transfer (as hereinafter defined) are required to become a party to this Agreement are sometimes referred to herein, individually, as a "Stockholder" and, collectively, as the "Stockholders."

                                   RECITALS
                                   --------

       WHEREAS:

       (A) The Company and the Stockholders are parties to that certain Amended and Restated Stockholder and Investor Rights Agreement dated as of September 17, 1999 (the "Existing Agreement"); and

       (B) The Company is planning an initial public offering of shares of its capital stock; and

       (C) The parties hereto have agreed to enter into this Stockholder and Investor Rights Agreement in order to provide for certain matters relating to the Company and its Common Stock effective as of the IPO Date; and

       (D) The authorized capital stock of the Company consists of: (a) 245,037,226 shares of common stock, par value $0.01 per share ("Common Stock"), consisting of (i) 175 million shares of Class A Common Stock (the "Class A Common Stock"), (ii) 70 million shares of Class B Common Stock (the "Class B Common Stock"); (iii) 4,226 shares of Class C Common Stock (the "Class C Common Stock") and (iv) 33,000 shares of Class D Common Stock (the "Class D Common Stock"); and (b) 6,000,000 shares of preferred stock (the "Preferred Stock"), consisting of (i) 734,000 shares designated 12 1/4% Senior Exchangeable Preferred Stock, Mandatorily Redeemable 2008 (the "Senior PIK Preferred"), (ii) 500,000 shares designated 13 1/4% Senior Exchangeable Preferred Stock Mandatory Redeemable 2009 (the "Exchangeable PIK Preferred Stock"), (iii) 40,000 shares have been designated as Class E Preferred Stock (the "Class E Preferred Stock"), and (iv) 4,726,000 shares as undesignated preferred stock; and

       (E) Each Stockholder is the registered owner of the respective shares of Common Stock set forth opposite its name on Schedule II.

       NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree, and the Existing Agreement is amended and restated in its entirety, as follows:

                                      ARTICLE 1.

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       1.1    CERTAIN DEFINED TERMS.  As used herein, the following terms have the following meanings (unless indicated otherwise, all Section and Article references are to Sections and Articles in this Agreement, and all Schedule and Exhibit references are to Schedules and Exhibits to this Agreement):

       "AAA RULES" shall have the meaning set forth in Section 10.9.

       "ADVICE" shall have the meaning set forth in Section 4(xvi).

       "AFFILIATE" shall have the meaning given such term in Rule 501(b) under the Securities Act, provided, that, Logix Communications will not be deemed to be part of the Company or an Affiliate of the Company for purposes of this Agreement, and neither ACC Acquisition LLC, a Delaware limited liability company, nor any Subsidiary thereof will be deemed to be an Affiliate of the Company for purposes of this Agreement.

       "AFFILIATED SUCCESSOR" shall mean, with respect to any Person, an Affiliate thereof that is a transferee or a successor in interest to any or all of such Person's Company Stock and that is required to become a party to this Agreement in accordance with the terms hereof; PROVIDED, HOWEVER, that, for purposes of Article 3, with respect to any Stockholder, "Affiliated Successor" shall also include partners, shareholders or members of such Stockholder that are transferees of Common Stock pursuant to distributions in accordance with the partnership agreement, shareholders agreement or operating agreement of such Stockholder.

       "ARBITRATION NOTICE" shall have the meaning set forth in Section 10.9

       "AWS" shall mean AT&T Wireless Services, Inc., a Delaware corporation.

       "BENEFICIALLY OWN" shall have the meaning set forth in Rule 13d-3 of the Exchange Act (and correlative terms such as "Beneficial Ownership" shall have correlative meanings).

       "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as duly constituted in accordance with this Agreement.

       "BTA" shall mean a geographic area established by the Rand McNally 1992 Commercial Atlas & Marketing Guide, 123rd Edition, as modified by the FCC to form the initial geographic area of license for the C, D, E and F blocks of broadband PCS spectrum as defined in Section 24.202 of the FCC's rules.

        "CELLULAR SYSTEM" shall mean a mobile communication system constructed and operated in an MSA or a RSA (or any successor territorial designations or subdivision thereof authorized by the FCC) exclusively using frequencies in the 800 MHz band, or portions thereof, pursuant to a License therefor issued by the FCC.

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       "CELLULAR TERRITORY" shall mean the cellular geographic service area in an MSA or RSA in which the Company or its Subsidiaries has been granted a license to operate a Cellular System by the FCC.

       "CHANGE OF LAW" shall mean a change in a Law applicable to the Company, AWS and/or any of their respective Affiliates or their respective businesses, properties or assets which is adopted or occurs after September 17, 1999.

       "CLASS A COMMON STOCK" shall have the meaning given such term in recital (D) hereto.

       "CLASS B COMMON STOCK" shall have the meaning given such term in recital (D) hereto.

       "CLASS C COMMON STOCK" shall have the meaning given to such term in recital (D) hereto.

       "CLASS D COMMON STOCK" shall have the meaning given to such term in recital (D) hereto.

       "CLASS D PREFERRED STOCK" shall have the meaning given to such term in recital (D) hereto.

       "CLASS E PREFERRED STOCK" shall have the meaning given to such term in recital (D) hereto.

       "CLOSING PRICE" shall mean, with respect to each share of any class or series of capital stock for any day, (i) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which such class or series of capital stock is listed or admitted for trading or (ii) if such class or series of capital stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for such class or series of capital stock, in either case as reported on NASDAQ or a similar service if NASDAQ is no longer reporting such information.

       "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

       "COMMON STOCK" shall collectively mean the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock.

       "COMPANY" shall have the meaning set forth in the preamble.

       "COMPANY STOCK" shall mean the Preferred Stock and the Common Stock.

       "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section
5.1.

       "CONTROL" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction

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of the management and policies of a Person, whether through the ownership of
Voting Securities, by contract, or otherwise.

       "CREDIT AGREEMENTS" shall mean (i) the Amended, Restated and Consolidated Revolving Credit and Term Loan Agreement, dated as of January 18, 2000, among Dobson Operating Co., LLC as Borrower, and Bank of America, N.A, as Administrative Agent, and others as Lenders, as modified, amended or restated from time to time and (ii) the Credit Agreement, dated December 23, 1998, between Sygnet Wireless, Inc., (as successor by merger to Dobson/Sygnet Operating Company), as Borrower and Bank of America, N.A., as successor by merger to NationsBank N.A., as Administrative Agent.

       "CREDIT DOCUMENTS" shall mean, collectively, the Credit Agreements and all documents and instruments evidencing or securing or guarantying indebtedness thereunder.

       "DISPUTE" shall have the meaning set forth in Section 10.9.

       "DOBSON PARTNERSHIP" shall mean Dobson CC Limited Partnership, an Oklahoma limited partnership.

       "EQUITY SECURITIES" shall mean, with respect to any Person, any shares of stock of, or partnership interest or other ownership or beneficial interest in, such Person, in each case outstanding at any time.

       "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

       "EXCHANGEABLE PIK PREFERRED STOCK" shall have the meaning given such term in recital (D) hereto.

       "FCC" shall mean the Federal Communications Commission or similar regulatory authority established in replacement thereof.

       "FCC CONFLICT" shall mean the existence or occurrence of any of the following: (a) the FCC Order being withdrawn, reversed, superseded or otherwise ceasing to be in full force and effect, including without limitation as a result of a Change of Law or an application of existing law,
(b) the commencement of the 90 day cure period (as such period may be modified) set forth in the FCC Order, (c) either AWS or the Company or any of their respective Affiliates own an attributable interest in both Cellular Systems or PCS Systems authorized to serve a Cellular Territory or PCS Territory which violates any FCC rule or regulation prohibiting such overlapping interests; or (d) either AWS, the Company or any of their respective Affiliates holds an attributable interest in more licensed broadband PCS, cellular, and SMR spectrum regulated as CMRS than is permitted under any FCC spectrum cap regulation prohibiting such interest; or (e) either AWS or the Company or any of their respective Affiliates holds any other attributable interest or interests which violates any rule or regulation of the FCC, for example, prohibitions

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on the ownership of certain interests in the telephone company and cable television company serving the same market.

       "FCC ORDER" shall mean the waiver of 47 CFR Section 22.942 granted to the Company and AWS by the Chief of the Commercial Wireless Division, Wireless Telecommunications Bureau, DA 99-1475 (released July 29, 1999).

       "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied.

       "GOVERNMENTAL AUTHORITY" shall mean a Federal, state or local court, legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

       "INDEMNIFIED PARTY" shall have the meaning set forth in Section
4(e)(v).

       "INDEMNIFIED STOCKHOLDER" shall have the meaning set forth in Section 4(e)(i).

       "INDEMNIFYING PARTY" shall have the meaning set forth in Section
4(e)(v).

       "IPO" shall mean the initial public offering of Class A Common Stock pursuant to a Registration Statement Number 333-23769 under the Securities Act.

       "IPO DATE" shall mean February __, 2000.

       "JWC" AND "JWC GROUP STOCKHOLDERS" each mean J.W. Childs Equity Partners II, L.P., a Delaware limited partnership, and its affiliated funds and co-investors listed on Schedule I hereto.

       "LAW" shall mean applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

       "LICENSE" shall mean a license, permit, certificate of authority, waiver, approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

       "LIEN" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein or encumbrance of any nature whatsoever in respect of such asset.

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       "LOGIX COMMUNICATIONS" shall mean Logix Communications Enterprises,
Inc., an Oklahoma corporation.

       "MAJOR TELECOM COMPETITOR" shall mean any Person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) or Affiliate thereof (other than AWS and its Affiliates) that (a) is one of the five largest providers of wireless telecommunications services (based on revenue derived from the provision of such wireless telecommunications services during the most recent fiscal year preceding the applicable Transfer for which such information is available) in the United States or a company whose annual gross revenues from wireless telecommunications services (during the most recent fiscal year for which such information is available) exceeds $2 billion or (b) provides wireless communications services in areas in the United States covering more than five million Pops.

       "MINIMUM EQUITY OWNERSHIP" shall mean (a) with respect to JWC, the Beneficial Ownership by JWC of at least 3,800,000 of the shares of Common Stock (together with any shares of Common Stock issuable upon conversion thereof, and any shares of Company Stock or other securities into which such shares are subdivided, combined or otherwise converted or exchanged by the Company) held by JWC on the day following the IPO Date and (b) with respect to AWS, the Beneficial Ownership by AWS and its Affiliates of at least 3,800,000 of the shares of Common Stock (together with any shares of Common Stock issuable upon conversion thereof, and any shares of Company Stock or other securities into which such shares are subdivided, combined or otherwise converted or exchanged by the Company) held by AWS on the day following the IPO Date. The number of shares constituting the Minimum Equity Ownership shall, in the event of any redemption or other acquisition of shares by the Company, be reduced by the number of shares Beneficially Owned by JWC and/or AWS that are redeemed or otherwise acquired.

       "MSA" shall mean a Metropolitan Statistical Area, comprised of one or more counties in the Unites States, as listed in Public Notice Report No. CL-92-40, "Common Carrier Public Mobile Services Information, Cellular MSA/RSA Markets and Counties," dated January 24, 1992. DA 92-109.

       "MTA" shall mean a geographic area established by the Rand McNally 1992 Commercial Atlas & Marketing Guide, 123rd Edition, as modified by the FCC to form the initial geographic area of license for the A and B blocks of broadband PCS spectrum as defined in Section 24.202 of the FCC's rules.

       "NASD" shall mean the National Association of Securities Dealers, Inc.

       "NASDAQ" shall mean the National Association of Securities Dealers' Automated Quotation System.

       "PCS SYSTEM" shall mean a mobile communication system constructed and operated in a BTA or a MTA (or any successor territorial designations or subdivision thereof authorized by the

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FCC) exclusively using the 1850 MHZ to 1910 MHZ and 1930 MHZ to 1990 MHZ frequencies, or portions thereof, pursuant to a License therefor issued by the FCC.

       "PCS TERRITORY" shall mean an MTA or BTA in which the Company or any of its Subsidiaries has been granted a license to operate a PCS System by the FCC.

       "PERSON" shall mean an individual, corporation, partnership, limited liability company, association, joint stock company, Governmental Authority, business trust or other legal entity.

       "POPS" shall mean, with respect to any distinct geographic area, the residents of such area based on the most recent publication by Equifax Marketing Decision Systems, Inc.

       "PREFERRED STOCK" shall mean the Senior PIK Preferred Stock and the Exchangeable PIK Preferred Stock.

       "PROSPECTUS" shall have the meaning set forth in Section 4(d)(ii).

       "REGISTRABLE SECURITIES" shall mean (a) the Common Stock now owned or hereafter acquired by any Stockholder or issuable upon conversion of any Equity Security or exchange of Common Stock, and (b) all Common Stock issued or issuable to any Stockholder upon conversion, exchange or exercise of any Equity Security which is issued pursuant to a stock split, stock dividend or other similar distribution or event with respect to Common Stock but with respect to any Common Stock, only until such time as such Common Stock (i) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force),
(iii) shall otherwise have been transferred, a new certificate evidencing such Common Stock without a legend restricting further transfer shall have been delivered by the Company, and subsequent public distribution of such Common Stock shall neither require registration under the Securities Act nor qualification (or any similar filing) under any state securities or "blue sky" law then in effect, or (iv) shall have ceased to be issued and outstanding.

       "REGISTRATION" shall have the meaning set forth in Section 4(d).

       "REGISTRATION EXPENSES" shall have the meaning set forth in Section
4(g).

       "REGISTRATION STATEMENT" shall have the meaning set forth in Section 4(d)(i).

       "REPRESENTATIVES" shall have the meaning set forth in Section 5.1(a).

       "RESTATED BYLAWS" shall mean the Bylaws of the Company adopted as of the IPO Date.

       "RESTATED CERTIFICATE" shall mean the Amended and Restated Certificate of Incorporation of the Company filed with the Oklahoma Secretary of State on the IPO Date.

       "RSA" shall mean a Rural Statistical Area, comprised of one or more counties in the United States, as listed in Public Notice Report No. CL-92-40, "Common Carrier Public Mobile Services Information, Cellular MSA/RSA Markets and Counties," dated January 24, 1992, DA 92-109.

       "RULE 144" shall mean Rule 144 promulgated under the Securities Act (or any similar rule as may be in effect from time to time).

       "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

       "SENIOR PIK PREFERRED STOCK" shall have the meaning given to such term in recital (D) hereto.

       "STOCKHOLDERS" shall have the meaning set forth in the preamble.

       "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

       "SUBSTANTIAL BENEFICIAL OWNERSHIP" shall mean, in respect of any corporation, partnership or other business entity, possession of the power and authority to vote or direct the voting of a majority of the voting power of each class of Voting Securities, and to dispose or direct the disposition of a majority of each class of equity ownership interest, in such corporation, partnership or other business entity.

       "TAXES" shall mean with respect to any Person a net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, transfer, occupation, premium, property or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any jurisdiction or other taxing authority (domestic or foreign) on such Person.

       "TERRITORY" shall mean, collectively, all of the PCS Territories and all of the Cellular Territories.

       "TRANSFER" shall have the meaning set forth in the Restated
Certificate.

       "VOTING SECURITIES" shall mean Equity Securities (or other voting interests) in a Person having the right to vote generally in the election of the directors (or persons performing equivalent functions) of such Person.

       1.2 OTHER DEFINITIONAL PROVISIONS. Each definition or pronoun herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the context requires. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires. References to a document or agreement shall be to such document or agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                                     ARTICLE 2.

                             MANAGEMENT OF THE COMPANY

2.1    BOARD OF DIRECTORS.

       (a) The Board of Directors shall, subject to the other provisions hereof, consist of seven (7) directors; provided, however, that the number of directors constituting the Board of Directors shall be reduced in the circumstances set forth in this Section 2.1. Each of the Stockholders hereby agrees that it will vote all of the shares of its Common Stock owned or held of record by it (whether now owned or hereafter acquired), in person or by proxy, for the election of directors and thereafter the continuation in office of such directors as follows:

              (i) one director selected by JWC, in its sole discretion, until it no longer holds its Minimum Equity Ownership;

              (ii) one director selected by AWS, in its sole discretion, until it no longer holds its Minimum Equity Ownership;

              (iii) four directors selected by the Dobson Partnership, in its sole discretion; and

              (iv) one director jointly selected by JWC, AWS (in the event its designee is a member of the current Board of Directors) and the Dobson Partnership, subject to Section 2.1(b). Subject to the other provisions of this Section 2.1(a), AWS may exercise its right to designate a director at any time and from time to time. In the event that AWS fails to exercise, or shall have relinquished, and shall continue to relinquish, its right to designate a director under Section 2.1(a)(ii) in accordance with Section 2.1(b), then the director jointly selected by JWC and the Dobson Partnership pursuant to this clause (iv) must be reasonably acceptable to AWS, whose consent shall not be unreasonably withheld.

              Each of JWC and AWS (in the event its designee is a member of the current Board of Directors) shall have the right, so long as they hold their respective Minimum Equity Ownership to, designate one director for the Board of Directors of each Subsidiary of the Company.

              If, for any reason, any director to be designated pursuant to clause (iv) hereof is not designated within 90 days of the time when such designation right arises, then such director will be selected by the Dobson Partnership.

              If JWC and/or AWS no longer holds its Minimum Equity Ownership, the vacancy or vacancies thereby created shall not be filled and the number of Directors constituting the Board of Directors shall be permanently reduced appropriately. In addition, if JWC and/or AWS no longer holds its Minimum Equity Ownership, all of its other rights under this Article 2 including its rights to designate an observer and attend Board Committee meetings shall terminate.

              Any nomination or designation of directors and the acceptance thereof pursuant to Section 2.1 shall be evidenced in writing.

       (b)    If, for any reason, AWS's director selected pursuant to
Section 2.1(a)(ii) above resigns or AWS determines that it no longer desires to have director designation rights, including as a result of an FCC Conflict and the related provisions herein, then AWS may, at its option, relinquish such director designation rights, in which case, an additional director will be designated pursuant to Section 2.1(a)(iv) and AWS will be entitled to observer rights as provided in Section 2.1(c), PROVIDED, that if AWS subsequently determines to reinstate such director designation rights, it may do so by notifying the parties hereto, in which case, such observer rights will terminate, AWS's director designation rights in Section 2.1(a)(ii) will be reinstated, and the additional director designated pursuant to this Section 2.1(b) and Section 2.1(a)(iv) will concurrently resign or be removed.

              The Stockholders acknowledge the rights of the holders of Senior PIK Preferred Stock to designate an additional two (2) directors and the right of the holders of Exchangeable PIK Preferred Stock to designate an additional two (2) directors, in the event that the triggering events described in paragraph (iii) of the Senior PIK Preferred Stock Certificate of Designation and paragraph (iii) of the Exchangeable PIK Preferred Stock Certificate of Designation, respectively occur.

       (c) If AWS fails to exercise or relinquishes its director designation rights pursuant to Section 2.1(b), then AWS will be entitled to designate an observer in addition to its observer appointed under Section 2.4, who will be entitled to attend all meetings of the Board of Directors and receive the same notice and information provided to members of the Board of Directors. The Company will reimburse the observer appointed pursuant to this Section in connection with such person's role as observer for the reasonable and documented out-of-pocket expenses and costs (including travel expenses), incurred by such observer in connection with the performance of his service as an observer of the Board of Directors.

       2.2 REMOVAL; FILLING OF VACANCIES. Except as set forth in Section 2.1, each Stockholder agrees it will not, and will not permit any Affiliated Successor of such Stockholder to, vote any shares of Company Stock for the removal without cause of any director designated by any other Stockholder in accordance with Section 2.1. Any Stockholder or group of Stockholders who has the right to designate any member(s) of the Board of Directors shall have the right to replace any member(s) so designated by it (whether or not such member is removed from the Board of Directors with or without cause or ceases to be a member of the Board of Directors by reason of death, disability or for any other reason) upon written notice to the other Stockholders, the Company and the members of the Board of Directors which notice shall set forth the name of the member(s) being replaced and the name of the new member(s). Each of the Stockholders agree to vote, and to cause its Affiliated Successors to vote, its shares of Company Stock for the election of any successor director designated by any Stockholder pursuant to this Section 2.2.

       2.3 DIRECTORS. In accordance with the Oklahoma General Corporation Act and pursuant to the provisions of Section 2.1 of this Agreement, the Stockholders hereby consent to the election of and do hereby elect in accordance with Section 2.1 hereof the persons designated in Schedule II hereto as directors of the Company. Such persons shall hold office until their successors are duly elected and qualified, except as otherwise provided in this Agreement, the Restated Certificate or the Restated By-Laws.

       2.4 REIMBURSEMENT OF EXPENSES. For so long as JWC and AWS hold their respective Minimum Equity Ownership, JWC and AWS shall each have the right to have an observer present at all meetings of the Board of Directors and any committees thereof (in addition to any directors appointed pursuant to Sections 2.1(a)(i) and (ii) above). The Company will reimburse the observers appointed pursuant to this Section and each member of the Board of Directors for the reasonable and documented out-of-pocket expenses and costs (including travel expenses) incurred by such observers or such directors in connection with the performance by each such person of his service as an observer or as a director or as a member of any committee of the Board of Directors.

       2.5 BUSINESS OF THE COMPANY. The business and affairs of the Company shall be conducted by the officers of the Company under the supervision of the Board of Directors. The Board of Directors of the Company shall meet at least once per fiscal quarter.

       2.6 REQUIRED VOTES. All actions of the Board of Directors of the Company shall require the vote of at least a majority of the entire Board of Directors, unless otherwise required by Law, the Restated Certificate, the Restated By-Laws or this Agreement.

       2.7 OTHER ACTIONS. The Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without the prior approval of a majority of directors of the Board of Directors of the Company:
(i) register securities under the Securities

Act or grant registration rights; (ii) except as otherwise provided herein, change the size of the Board of Directors; (iii) change the Company's independent public accountants; (iv) amend this Agreement, subject to Section 10.3; (v) adversely amend or alter any preferences, rights or powers of the Class B Common Stock, whether such rights are set forth in the Restated Certificate, the Restated By-Laws or this Agreement; or (vi) merge or consolidate with or into another Person, or sell all or substantially all of its assets or liquidate its assets or business. Nothing in this Section 2.7 is intended to imply that by virtue of the approval of the Board of Directors pursuant to this Section 2.7 the Company can take any action (including any action requiring separate or additional approval by the Stockholders herein) that it is otherwise prohibited from taking.


                                     ARTICLE 3.

                                TRANSFERS OF SHARES

       3.1 TRANSFERS TO MAJOR TELECOM COMPETITORS. Notwithstanding anything to the contrary contained in this Agreement, except in a registered public offering not directed to a Major Telecom Competitor, the Dobson Partnership shall not, nor shall it permit any of its Affiliates (other than the Company) to, Transfer any shares of Company Stock to a Major Telecom Competitor, unless such Major Telecom Competitor makes an irrevocable offer to AWS and its Affiliates to purchase from them for cash, at the same price, at the same time and otherwise on the same terms and conditions (except for any non-compete, non-solicit or similar obligations) as the Transfer to such Major Telecom Competitor by the Dobson Partnership or such Affiliate, all of the shares of Company Stock then Beneficially Owned by AWS and its Affiliates. AWS shall have 13 days to accept such offer as to all or any portion of the Company Stock held by AWS and its Affiliates and, to the extent AWS and its Affiliates so elect, the Transfer of all of the shares of Company Stock in respect of which AWS accepted such offer shall be consummated concurrently with the consummation of any such sale by the Dobson Partnership or such Affiliate, PROVIDED, that if AWS's sale is subject to the consent of the FCC or any public service or public utilities commission, such sale shall be closed on the fifth business day after all such consents shall have been obtained by Final Order. The provisions of this Section 3.1 shall not apply to any transferees or assigns of AWS other than its Affiliates.

       3.2 TRANSFER AND CONVERSION OF CLASS B COMMON STOCK. The provisions of the Restated Certificate relating to Transfer and conversion of the Class B Common Stock, together with related definitions and other terms, as in effect on the date hereof, are hereby incorporated herein by reference, MUTATIS MUTANDIS, as if set forth herein in full.

       3.3 ADDITIONAL CONDITIONS TO PERMITTED TRANSFERS. As a condition to any Transfer of Company Stock (other than to the public) permitted pursuant to this Article 3, each transferee that is not a party hereto shall, prior to such Transfer, agree in writing to be bound by all of the provisions of this Agreement applicable to the Stockholders (and shall thereby become a Stockholder for all purposes of this Agreement). Any transferee of shares of Class B Common

Stock pursuant to any Transfer made in violation of this Article 3 shall have no rights as a Stockholder of the Company and no other rights against or with respect to the Company except the right to receive the same number of shares of Class A Common Stock upon the automatic conversion of such transferred shares of Class B Common Stock.

       3.4    CAPITAL RAISING.

              (a) If the Company or any Subsidiary in the future proposes to raise private equity capital from any third party or parties, it shall provide JWC and AWS with the terms of such proposal prior to approaching other potential investors and shall grant JWC and AWS the initial opportunity to make any such investment by written notice to JWC and AWS (the "Equity Notice"), PROVIDED that nothing herein shall require the Company to enter into any agreement or sale with JWC or AWS as to such private equity capital on terms less favorable than the prevailing market terms and rates offered to comparable companies to the Company. If JWC or AWS determines to provide such private equity capital, then JWC or AWS shall notify the Company and AWS or JWC, as applicable, within 10 days of receipt of the Equity Notice. In the event JWC or AWS fail to provide such notification prior to the expiration of such period, its rights to provide such private equity capital shall lapse; if both JWC and AWS fail to provide such notice, the Company shall have the right for 180 days following the expiration of such period to issue and sell such equity to a third party at a price and on other terms no more favorable to such third party than the terms offered to JWC and AWS. In the event JWC and AWS elect to purchase such equity, each of JWC and AWS will be entitled to provide its pro rata portion thereof, determined by reference to their respective holdings of Common Stock then Beneficially Owned by them on substantially the same terms and conditions. In the event either JWC or AWS does not elect to purchase its pro rata portion of such equity, either JWC or AWS, respectively, shall have the right to purchase all of such equity. The rights of JWC and AWS under this Section shall not be assignable to any other Person.

              (b) The rights provided to JWC and AWS in this Section 3.3 shall terminate (a) in the case of JWC, if JWC ceases to Beneficially Own at least 1,425,000 shares of Common Stock (as adjusted for stock splits, stock dividends and similar distributions and events) (the "Private Equity Minimum Ownership Requirement") and (b) in the case of AWS, if AWS ceases to Beneficially Own at least the Private Equity Minimum Ownership Requirement. The number of shares constituting the Private Equity Minimum Ownership Requirement shall, in the event of any redemption or other acquisition of shares by the Company, be reduced by the number of shares Beneficially Owned by JWC and/or AWS that are redeemed or otherwise acquired.


                                  ARTICLE 4.

                              REGISTRATION RIGHTS

       The Company will not grant registration rights for Company Stock to a Person other than the Stockholders on terms senior to or more favorable than those granted to the Stockholders.

       4.1    (a)  DEMAND REGISTRATION RIGHTS.

              (i) RIGHT TO DEMAND REGISTRATION. At any time following 180 days after the IPO Date (or such longer period as may be reasonably required by the managing underwriters of the Company's IPO) (A) the Dobson Partnership shall have the right to make one written request, (B) JWC shall have the right to make two written requests and (C) AWS shall have the right to make one written request (each, a "Demanding Stockholder" and, collectively, the "Demanding Stockholders") to the Company for registration with the Commission, under and in accordance with the provisions of the Securities Act, of all or part of their Registrable Securities pursuant to an underwritten offering (a "Demand Registration"), which request shall specify the number of Registrable Securities proposed to be sold in the offering; PROVIDED, HOWEVER, that the Company need not effect a Demand Registration unless the sale of the Registrable Securities proposed to be sold by the Demanding Stockholder shall reasonably be expected to result in aggregate gross proceeds of at least $20.0 million. A Demand Registration shall not be deemed a Demand Registration hereunder until such Demand Registration has been declared effective by the Commission (without interference by any stop order, injunction or other order or requirement of the Commission or other governmental agency, for any reason), and maintained continuously effective for a period of at least six (6) months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration. A Demanding Stockholder may make a written request for a Demand Registration in accordance with the foregoing in respect of Company Stock that it intends to convert into shares of Common Stock upon the effectiveness of the Registration Statement prepared in connection with such demand, and the Company shall fulfill its obligations under this Article 4 in a manner that permits such Demanding Stockholder to exercise its conversion rights in respect of such Company Stock and substantially contemporaneously sell the shares of Common Stock issuable upon such conversion under such Registration Statement.

              (ii) SHELF REGISTRATION. In addition to the rights set forth in the preceding paragraph, each of JWC, AWS and the Dobson Partnership shall have the right to demand on one occasion that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for an offering of Registrable Securities in which at least $15.0 million of gross proceeds are reasonably expected therefrom, PROVIDED that the Company is not obligated to participate in any "road-show" or exceptional marketing, diligence or other efforts in connection with such offering and, PROVIDED, FURTHER, that each such Stockholder shall only be permitted to make sales of Registrable Securities under such registration statement during (A) the twenty business days beginning on the second business day following the date on which the Company files a Quarterly Report on Form 10-Q or its Annual Report on Form 10-K ("Normal Selling Periods") and (B) any period during which a registration statement covering sales by other securityholders of the Company is effective and such other securityholders are making sales thereunder or are entitled to make sales thereunder without obtaining the prior consent of the Company ("Additional Selling Periods") and together with Normal Selling Periods, "Selling Periods"). The Company shall not be required to monitor or advise the Stockholders of the existence of Additional Selling Periods, PROVIDED that the Company shall promptly respond to any inquiry from any such Stockholder as to whether an Additional Selling
Period is in effect as of the date of such inquiry and the following ten business days and, if no Additional Selling Period is in effect on the date of such inquiry, but an Additional Selling Period becomes effective within ten business days following the date of such inquiry, the Company shall promptly notify such Stockholders thereof.  This additional demand registration provided by this paragraph will be a "shelf-registration" under Rule 415 of the Securities Act to be kept effective for an aggregate period of one year (a "Shelf Registration"), unless otherwise requested by the
Stockholder demanding such registration.   The aggregate one year effective
period for such Shelf Registration shall not run during any period during which the Stockholder is subject to a lock-up or market standoff agreement for the benefit of the Company. The procedures and limitations for effecting the registration of the Registrable Securities on Form S-3 (or any successor form to Form S-3), including the procedure used for any underwriting limitation, if sales of Registrable Securities under the Shelf Registration are pursuant to an underwritten offering, shall be as set forth in this
Article 4 with respect to Demand Registrations and Shelf Registrations will be considered Demand Registrations for such purposes unless otherwise specifically provided.

              (iii) NOTICE. Within ten (10) days after receipt of the request for a Demand Registration, the Company will send written notice (the "Demand Notice") of such Registration request and its intention to comply therewith to all Stockholders who are holders of Registrable Securities and, subject to
Section 4(a)(iv), the Company will include in such Demand Registration all Registrable Securities of such Stockholders with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the last date such Demand Notice was deemed to have been given pursuant to
Section 4(a).

              (iv) PRIORITY ON REGISTRATION. If the managing underwriter or underwriters advise the Company and the holders of the Registrable Securities to be registered in writing that in its or their opinion the number of Registrable Securities proposed to be sold in any Registration under this Section 4(a) and any other securities of the Company requested or proposed to be included in such Registration exceeds the number that can be sold in such offering without (A) creating a substantial risk that the proceeds or price per share that will be derived from such Registration will be materially reduced or that the number of Registrable Securities to be registered is too large a number to be reasonably sold, or (B) materially and adversely affecting such Registration in any other respect, the Company will (x) include in such Registration the aggregate number of Registrable Securities recommended by the managing underwriter on the following basis: FIRST, the Registrable Securities requested to be registered on behalf of the demanding stockholder, unless the demanding stockholder is the Dobson Partnership, under this Section 4(a) or (b); SECOND, the Registrable Securities requested to be registered on behalf of the other Stockholders (other than the demanding stockholder and the Dobson Partnership) under this Section 4(a); and THIRD, any securities requested to be registered on behalf of the Dobson Partnership under this Section 4(a); and (y) not allow any securities other than Registrable Securities to be included in such Registration unless all Registrable Securities requested to be included shall have been included therein, and then only to the extent recommended by the managing underwriter or determined by the Company after consultation with an investment banker of nationally recognized standing (notification of which number shall be given by the Company to the holders of Registrable Securities).

              (v) SELECTION OF UNDERWRITERS. The offering of such Registrable Securities pursuant to such Demand Registration (other than a Shelf Registration) shall be in the form of an underwritten offering. The Demanding Stockholder that initiated such Demand Registration or Shelf Registration, if applicable, will select a managing underwriter or underwriters of recognized national standing to administer the offering, which managing underwriter or underwriters shall be reasonably acceptable to the Company.

              (vi) RIGHT TO PREEMPT. Notwithstanding any other provision of this Agreement to the contrary, the Company shall have the right to preempt any Demand Registration (including a Shelf-Registration) upon notice to any Demanding Stockholders stating that the Company intends to effect a registration of securities for its own account within the succeeding thirty (30) days, in which case the Company shall be under no obligation to effect such Demand Registration at that time. The Company shall have the right to preempt a Demand Registration not more than once in any twelve month period. A Demand Registration that is preempted pursuant to this paragraph shall not count as a Demand Registration for purposes of Section 4(a).

              (vii) RIGHT TO DEFER. Notwithstanding anything set forth in this Agreement to the contrary, no more frequently than once in any calendar year, the Company shall have the right to delay the filing of a registration statement pursuant to this Section 4(a) and to suspend the effectiveness of any such registration statement for a reasonable period of time (not exceeding ninety
(90) days) if the Company furnishes to JWC and AWS a certificate signed by the Chairman of the Board or the President of the Company stating that the Company has determined in good faith that effecting such registration at such time would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company.

       (b)  PIGGYBACK REGISTRATION RIGHTS.

              (i) RIGHT TO PIGGYBACK. If the Company proposes to register any shares of Common Stock (or securities convertible into or exchangeable for Common Stock) with the Commission under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor forms), and the registration form to be used may be used for the registration of the Registrable Securities (a "Piggyback Registration"), the Company will give written notice (a "Piggyback Notice") to all Stockholders, at least thirty (30) days prior to the anticipated filing date, of its intention to effect such a Registration, which notice will specify the proposed offering price (if determined at that time), the kind and number of securities proposed to be registered, the distribution arrangements and will, include in such Piggyback Registration, subject to
Section 4(b)(ii) below, all Registrable Securities with respect to which the Company has received written requests (which requests have not been withdrawn) for inclusion therein within twenty (20) days after the last date such Piggyback Notice was deemed to have been given pursuant to Section

10.2. If at any time after giving the Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company determines for any reason not to register or to delay Registration, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that has requested inclusion of Registrable Securities in such Registration and (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such Registration, and (B) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

              (ii) PRIORITY ON REGISTRATION. If the managing underwriter or underwriters advise the Company and the holders of the Registrable Securities to be registered that in its or their opinion the number of Registrable Securities proposed to be sold in any Registration under this Section 4(b) and any other securities of the Company requested or proposed to be included in such Registration exceeds the number that can be sold in such offering without (A) creating a substantial risk that the proceeds or price per share that will be derived from such Registration will be materially reduced or that the number of Registrable Securities to be registered is too large a number to be reasonably sold, or (B) materially and adversely affecting such Registration in any other respect, the Company will include in such Registration the aggregate number of Registrable Securities recommended by the managing underwriter on the following basis:

              (A)  If a Piggyback Registration is on a Demand Registration under
Section 4(a), the Company shall include, Registrable Securities in accordance with the priorities set forth in Section 4(a)(iv); and

              (B) If a Piggyback Registration is on an underwritten primary registration on behalf of the Company, the Company shall include, FIRST the securities proposed to be sold by the Company for its own account; SECOND, the Registrable Securities to be registered on behalf of JWC and AWS; and THIRD, any securities to be registered on behalf of the Dobson Partnership and any other Stockholder, in each case PRO RATA based on the amount of Registrable Securities of the Stockholders requested to be included in such Registration.

The Company will not allow any securities other than Registrable Securities to be included in such Registration unless all Registrable Securities requested to be included shall have been included therein, and then only to the extent recommended by the managing underwriter or determined by the Company after consultation with an investment banker of nationally recognized standing (notification of which number shall be given by the Company to the holders of Registrable Securities).

       (c) SELECTION OF UNDERWRITERS. Except as set forth in Section 4.1(a)(iv), the Company (by action of the Board of Directors) will select the managing underwriter or underwriters to administer offerings of its Company Stock, which managing underwriter or underwriters will be of nationally recognized standing.

       (d) REGISTRATION PROCEDURES. With respect to any Demand Registration (including a Shelf Registration) or Piggyback Registration (each, a "Registration"), the Company shall, subject to Sections 4(a)(i) and (4)(a)(iv) and Section 4(b)(i), as expeditiously as practicable:

                     (i) prepare and file with the Commission, as promptly as reasonably practicable (but in no event more than forty-five (45) days) after the receipt of the Registration requests under Sections 4(a) or 4(b), a registration statement or registration statements (each, a "Registration Statement") relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; cooperate and assist in any filings required to be made with the NASD; and use its commercially reasonable efforts to cause such Registration Statement to become and (to the extent provided herein) remain effective; provided, however, that before filing a Registration Statement or prospectus related thereto ("Prospectus") or any amendment or supplement thereto, the Company shall furnish to the holders of the Registrable Securities covered by such Registration Statement a copy of the information to be included therein which relates specifically to such holder (i.e., its name, address and number of Registrable Securities proposed to be sold) and its intended method of distribution.

                     (ii) prepare and file with the Commission such amendments and supplements to the Registration Statement as may be necessary to keep each Registration Statement effective for six (6) months (twelve (12) months or such longer period as is necessary to comply with the provisions of Section 4(a)(ii) in the case of any Shelf Registration requested by a Stockholder pursuant to this Article 4) or such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                      (iii) promptly notify the selling holders of Registrable Securities and the managing underwriters, if any (and, if requested by any such Person or entity, confirm such advice in writing), (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (D) if at any time the representations and warranties of the Company contemplated by subsection (xiv) of this subsection
(d) below cease to be true and correct; (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (F) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                     (iv) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of (I) the Registration Statement, or (II) the qualification of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction at the earliest possible time;

                     (v) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                     (vi) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                     (vii) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling holder of Registrable Securities underwriters may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

                     (viii) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions in the United States as any seller or underwriter reasonably requests in writing, use its reasonable best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; PROVIDED, HOWEVER, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

                     (ix) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and to be in such denominations and registered in such names as the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters;

                     (x) use its reasonable best efforts to cooperate with any selling holder to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                     (xi) upon the occurrence of any event contemplated by subsection (iii)(F) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                     (xii) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or, if not so listed, cause such Registrable Securities to be authorized for trading on the NASDAQ National Market System if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

                     (xi) not later than the effective date of the applicable Registration, provide a CUSIP number for all Registrable Securities;

                      (xii) enter into such customary agreements (including in the case of a Demand Registration that is an underwritten offering, an underwriting agreement in customary form) and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten Registration, (A) make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;
(B) use reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which opinions of counsel shall be in form, scope and substance reasonably satisfactory to the managing underwriters, if any, addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters; (C) use reasonable best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; and (D) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable
Securities being sold and the managing underwriters, if any, to evidence compliance with subsection (xi) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. All the above in this Section 4(d)(xiv) shall be done at each closing under each underwriting or similar agreement or as and to the extent required thereunder;

                     (xiii) make available for inspection by a representative of each Demanding Stockholder or selling holder, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by the sellers or underwriter, copies or extracts of all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary, in the opinion of the holders' or underwriter's counsel, to enable them to fulfill their due diligence responsibilities; and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to comply with this paragraph (xv) unless such Person executes confidentiality agreements whereby such Person agrees that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons and used only in connection with the proposed Registration unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction; and each seller of Registrable Securities agrees that it will, upon learning that disclosure of such records, information or documents is sought in a court of competent jurisdiction or by a governmental agency, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of any records, information or documents deemed confidential; PROVIDED FURTHER, HOWEVER, notwithstanding any designation of confidentiality by the Company, confidential information shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by or on behalf of any such Person, or (ii) becomes available to any such Person on a non-confidential basis from a source other than the Company or its advisors, PROVIDED that such source is not to such Person's knowledge bound by a confidentiality agreement with or other obligations of secrecy to the Company or another party with respect to such information; and

                      (xvi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12)-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the

Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve (12)-month periods.

              The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(d)(xi), such holder shall forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(d)(xi), or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus; and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the time periods regarding the maintenance of the effectiveness of any Registration Statement in Section 4(d)(ii) shall be extended by the number of days during the period from and including the date of the receipt of such notice pursuant to Section 4(d)(iii)(F) hereof to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectuses contemplated by Section 4(d)(xi) or the Advice.

       (e)  INDEMNIFICATION.

              (i) In the event of the Registration or qualification of any Registrable Securities under the Securities Act or any other applicable securities laws pursuant to the provisions of this Article 4, the Company agrees to indemnify and hold harmless each Stockholder thereby offering such Registrable Securities for sale (an "Indemnified Stockholder"), underwriter, broker or dealer, if any, of such Registrable Securities, and each other Person, if any, who controls any such Indemnified Stockholder, underwriter, broker or dealer within the meaning of the Securities Act or any other applicable securities laws, from and against any and all losses, claims, damages, expenses or liabilities (or actions in respect thereof), joint or several, to which such Indemnified Stockholder, underwriter, broker or dealer or controlling person may become subject under the Securities Act or any other applicable federal or state securities laws or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary Prospectus or final Prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act or any other applicable federal or state securities laws applicable to the Company or relating to any action or inaction required by the Company in connection with any such Registration or qualification, and will reimburse each such Indemnified Stockholder, underwriter, broker or dealer and each such controlling person for any legal or other expenses reasonably incurred by such Indemnified Stockholder, underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, expense, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or omission contained in such Registration Statement, such preliminary Prospectus, such final
Prospectus or such amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by such Indemnified Stockholder, underwriter, broker, dealer or controlling person specifically and expressly for use in the preparation thereof or by the failure of such Indemnified Stockholder, underwriter, broker or dealer, or controlling person to deliver a copy of the Registration Statement, such preliminary Prospectus, such final Prospectus or such amendment or supplement thereto after the Company has furnished such party with a sufficient number of copies of the same and such party failed to deliver or otherwise provide a copy of the final Prospectus to the Person asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of securities to such person, if such statement or omission was in fact corrected in such final Prospectus.

              (ii) In the case of an underwritten offering in which the Registration Statement covers Registrable Securities, the Company agrees to enter into an underwriting agreement in customary form and substance with such underwriters and to indemnify the underwriters, their officers and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as provided in the preceding paragraph with respect to the indemnification of the holders of Registrable Securities; PROVIDED, HOWEVER, the Company shall not be required to indemnify any such underwriter, or any officer or director of such underwriter or any person who controls such underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the extent that the loss, claim, damage, expense or liability (or actions in respect thereof) for which indemnification is sought results from such underwriter's failure to deliver or otherwise provide a copy of the final Prospectus to the Person asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of securities to such Person, if such statement or omission was in fact corrected in such final Prospectus.

              (iii) In the event of the Registration or qualification of any Registrable Securities of the Stockholders under the Securities Act or any other applicable federal or state securities laws for sale pursuant to the provisions hereof, each Indemnified Stockholder agrees severally, and not jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of the Securities Act, and each officer and director of the Company from and against any losses, claims, damages, expenses or liabilities (or actions in respect thereof), joint or several, to which the Company, such controlling person or any such officer or director may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary Prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon an untrue statement therein or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Indemnified Stockholder specifically and expressly for use in connection with the preparation thereof, and will reimburse the Company, such controlling person and each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability or action; provided, however, an Indemnified Stockholder's liability under this
Section 4(e)(iii) shall not exceed he net proceeds received by such Indemnified Stockholder with respect to the sale of any Registrable Securities.

              (iv) In the case of an underwritten offering of Registrable Securities, each holder of a Registrable Security included in a Registration Statement shall agree to enter into an underwriting agreement in customary form and substance with such underwriters, and to indemnify such underwriters, their officers and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as provided in the preceding paragraph with respect to indemnification by such holder of the Company, but subject to the same limitation as provided in Section 4(e)(ii) with respect to indemnification by the Company of such underwriters, officers, directors and control persons.

              (v) Promptly after receipt by a person entitled to indemnification under this Section 4(e) (an "Indemnified Party") of notice of the commencement of any action or claim relating to any Registration Statement filed under this Article 4 as to which indemnity may be sought hereunder, such Indemnified Party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "Indemnifying Party"), give written notice to each such Indemnifying Party of the commencement of such action or claim, but the omission to so notify each such Indemnifying Party will not relieve any such Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than pursuant to the provisions of this Section 4(e) and shall also not relieve any such Indemnifying Party of its obligations under this Section 4(e) except to the extent that any such Indemnifying Party is actually prejudiced thereby. In case any such action is brought against an Indemnified Party, and such Indemnified Party notifies an Indemnifying Party of the commencement thereof, such Indemnifying Party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense, with counsel reasonably satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation;

PROVIDED, HOWEVER, that no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement agreement without the prior written consent of the Indemnified Party unless such Indemnified Party is fully released and discharged from any such liability, and no Indemnified Party shall consent to the entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an Indemnifying Party without the consent of each Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such suit, action, claim or proceeding; (b) the Indemnifying Party shall not have employed counsel (reasonably satisfactory to the Indemnified Party) to take charge of the defense of such action, suit, claim or proceeding; or (c) such Indemnified Party shall have reasonably concluded, based upon the advice of counsel, that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnified Party. If any of the events specified in clause (a), (b) or (c) of the preceding sentence shall have occurred or shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel selected by a majority in interest of the Indemnified Parties (and reasonably acceptable to the Indemnifying Party) shall be borne by the Indemnifying Party. If, in any such case, the Indemnified Party employs separate counsel, the Indemnifying Party shall not have the right to direct the defense of such action, sut, claim or proceeding on behalf of the Indemnified Party and the Indemnified Party shall assume such defense and/or settle such action; PROVIDED, HOWEVER, that an Indemnifying Party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld.

              The provisions of this Section 4(e) shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement.

              (f) CONTRIBUTION. If for any reason the indemnification provided for in Section 4(e)(i) or 4(e)(iii) is unavailable to an Indemnified Party as contemplated therein, then the Indemnifying Party, in lieu of indemnification shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, expense or liability (or action in respect thereof) in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations, PROVIDED that no Stockholder shall be required to contribute in an amount greater than the net proceeds received by such Stockholder with respect to the sale of any Registrable Securities less all amounts already contributed by such Stockholder with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by such Stockholder. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of any such fraudulent misrepresentation. The relative fault of such Indemnifying Party and Indemnified

Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

              (g) REGISTRATION EXPENSES. Except as hereinafter provided, all expenses incident to the Company's performance of or compliance with this
Article 4 will be borne by the Company, including, without limitation, all Registration and filing fees under the Securities Act and the Exchange Act, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "cold comfort" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto), and furnishing copies thereof and of the Prospectus included therein, all out-of-pocket expenses of underwriters customarily paid for by issuers to the extent provided for in any underwriting agreement, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD, the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on NASDAQ and all other costs and expenses incurred by the Company in connection with any Registration hereunder. In addition, the Company shall pay or reimburse the sellers of Registrable Securities the reasonable fees and expenses of one law firm to such sellers incurred in connection with a registration (collectively, with the expenses referred to in the immediately preceding sentence, the "Registration Expenses"). Except as provided in the immediately preceding sentence, each Stockholder shall bear the costs and expenses of any underwriters' discounts and commissions, brokerage fees or transfer taxes relating to the Registrable Securities sold by such Stockholder and the fees and expenses of any attorneys, accountants or other representatives retained by the Stockholder.

              (h) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Stockholder may participate in any underwritten Registration hereunder unless such Stockholder (i) agrees to sell its Registrable Securities on the basis provided in any customary and reasonable underwriting arrangements approved by the persons entitled hereunder to select the underwriter, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements, indemnities and other documents customarily required under the terms of such underwriting arrangements.

              (i)  HOLDBACK AGREEMENTS.

                     (i) Each holder of Registrable Securities whose securities are included in a Registration Statement agrees not to effect any sale, transfer or other disposition of Company Stock or any securities convertible into Company Stock or other interest in the Company, including through any hedging or derivative transaction or to effect any distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the fifteen (15) days prior to, and during the one hundred eighty
(180)-day period (or such longer period as reasonably requested by the managing underwriter or underwriters in the case of an underwritten public offering) beginning on, the effective date of such Registration Statement (except as part of such Registration), if and to the extent requested by the managing underwriter or underwriters in an underwritten public offering.

                     (ii) The Company agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any Subsidiary or the acquisition by the Company or any Subsidiary of the capital stock or substantially all of the assets of any other Person), during the fifteen (15) days prior to, and during the ninety (90)-day period beginning on, the effective date of each Demand Registration.

              (j) PUBLIC INFORMATION REPORTING. (i) The Company hereby covenants and agrees to and with the Stockholders that at all times following the IPO Date it shall provide and file such financial and other information concerning the Company as may from time to time be required by the Commission and any other Governmental Authority having jurisdiction, so as to comply with all reporting requirements under the Exchange Act, and shall, upon request, state in writing that it has complied with all such requirements, and further agrees that, for so long as (following the IPO Date) the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall comply in all respects with paragraph (c)(2) of Rule 144.

                     (ii) If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements. Upon the request of a holder of Registrable Securities, the Company covenants and agrees to provide the information required by Rule 144A(d)(4) under the Securities Act.


                                      ARTICLE 5.

                           ADDITIONAL RIGHTS AND COVENANTS

       5.1    CONFIDENTIALITY.

              (a) Each party shall, and shall cause each of its Affiliates, and its and their respective stockholders, members, managers, directors, officers, employees and agents (collectively, "Representatives") to, keep secret and retain in strictest confidence any and all information relating to the Company or any other party that is either a trade secret or material, non-public information or is designated in writing by the party providing such information or the Company as confidential (other than, in each case, such information as is otherwise or becomes publicly available (other than in violation of this Agreement or other applicable confidentiality agreements among the parties), or has been or is independently developed or obtained from a person in a manner not in violation of this Agreement or, to its knowledge, any other confidentiality agreement) ("Confidential Information") and shall not disclose such information, and shall cause its Representatives not to disclose such information, to anyone except such Affiliates, Representatives or any other Person that agrees in writing to keep in confidence all such information in accordance with the terms of this Section
5.1. Each party agrees to use such information received from another party or the Company only in connection with its ownership interest in the Company but not for any other purpose. All such information furnished pursuant to this Agreement shall be returned promptly to the party to whom it belongs upon request by such party.

              (b) To the fullest extent permitted by law, if a party or any of its Affiliates or Representatives breaches, or threatens to commit a breach of, this Section 5.1, the party whose Confidential Information shall be disclosed, or threatened to be disclosed, shall have the right and remedy to have this Section 5.1 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy to such party. Nothing in this Section 5.1 shall be construed to limit the right of any party to collect money damages in the event of breach of this Section 5.1.

              (c) Anything else in this Agreement notwithstanding, each party shall have the right to disclose any information, including
Confidential Information of the other party or such other party's Affiliates, in any filing with any regulatory agency, court or other authority or any disclosure to a trustee of public debt of a party to the extent that the disclosing party determines in good faith that it is required by Law, regulation or the terms of such debt to do so; PROVIDED, HOWEVER, that any such disclosure shall be as limited in scope as possible and shall be made only after giving the other party as much notice as practicable of such required disclosure and an opportunity to contest such disclosure if possible.

       5.2 POOLING OF INTERESTS. In the event that the Company is sold in a transaction involving a "pooling of interests" transaction, for a period of not more than 90 days following consummation of such transaction, no Stockholder shall sell, transfer or otherwise dispose of any Company Stock, securities convertible into Company Stock or any other interest in the

Company, if any such sale, transfer or other disposition would limit or deny the applicability of the treatment of such pooling of interests.

       5.3 INSPECTION OF PROPERTIES AND BOOKS. Subject to the provisions of Section 5.5 below, each of the Company and the Subsidiaries shall permit each of AWS or JWC, or any of their designated representatives, at the Company's cost, to visit and inspect any of its properties, to examine its books of account (and to make copies thereof and extracts therefrom), and, upon reasonable notice, to discuss its affairs, finances and accounts with, and to be advised as to the same by, officers or partners of such Persons, all at such times and intervals during normal business hours and after reasonable notice as AWS or JWC may reasonably request, PROVIDED, that in no event shall any such visit, inspection, examination, discussion or advice interfere in any material respect in the business or other operations of the Company or any of its employees, representatives or officers.

       5.4    INFORMATION COVENANTS.  Subject to the provisions of Section
5.5 below, the Company hereby agrees that it will comply with, and it will cause each Subsidiary to comply with, the following provisions:

              5.4.1 ANNUAL STATEMENTS. (a) As soon as available to the public (or, if the Company ceases to make such information available to the public, within 90 days) after the close of each fiscal year of the Company, the Company will deliver to each of AWS and JWC, audited consolidated and unaudited consolidating balance sheets and statements of income and retained earnings and of cash flows of the Company audited by Arthur Andersen, L.L.P. or any other public accounting firm selected by the Company and reasonably acceptable to AWS and JWC, showing the financial condition of the Company as of the close of such fiscal year and the results of the Company's operations during such fiscal year, all on a consolidated basis.

              (b) Each of the financial statements delivered pursuant to this SECTION 5.4.1 shall be certified without qualification by the applicable accounting firm to have been prepared in accordance with GAAP consistently applied.

              5.4.2 QUARTERLY STATEMENTS. As soon as available to the public (or, if the Company ceases to make such information available to the public, within 45 days after the end of each fiscal quarter), the Company will deliver to each of AWS and JWC consolidated and consolidating unaudited balance sheets and statements of income and retained earnings and of cash flows of the Company as of the end of each such quarter and for the period of the then current fiscal year to the end of such month, and presenting on a comparative basis the corresponding figures for such period in the preceding fiscal year and the then current Budget (as defined below), in each case by region, certified by the Chief Financial Officer of the Company to be true and correct and to have been prepared in accordance with GAAP subject to normal year-end adjustments described in reasonable detail.

              5.4.3 BUDGETS AND OTHER REPORTS. (a) The Company will deliver to each of AWS and JWC, prior to the commencement of each fiscal year projected spending and capital budgets for the succeeding fiscal year, projected monthly statements of income and cash flow for such fiscal year (the "Budget"), projected quarterly balance sheets for such fiscal year and as soon as practical after preparation thereof, complete and correct copies of all quarterly (if any) or annual budgetary analyses or forecasts of the Company and the Subsidiaries in the form customarily prepared by management for its own internal use or the use of the Company.

                     (b) The Company shall also furnish to each of AWS and JWC (i) within five (5) days of the Company's receipt thereof, copies of all management letters of the Company's accountants; (ii) within five (5) days of the Company's receipt thereof, notice with respect to any material pending or threatened litigation to which the Company or any Subsidiary is or may become a party; (iii) within five (5) days of the Company's receipt thereof, notice of any default or event of default with respect to any material agreement to which the Company or any Subsidiary is a party; (iv) within five (5) days of the filing thereof, copies of all material filings made by or on behalf of the Company or any Subsidiary with any governmental regulatory agency; and
(v) such other information as either AWS or JWC may reasonably request from time to time.

                     (c) Within thirty (30) days after the end of each calendar month, the Company will deliver to each of AWS and JWC monthly and year-to-date summaries, in a form and to the same extent prepared by the Company management on a consolidated basis broken down for each market in which the Company or any Subsidiary operates any Cellular System or PCS System compared on a monthly and year-to-date basis to the Company's Budget, of the following: (a) number of POPs, (b) number of subscribers, (c) gross activations, (d) net activations, (e) deactivations (and setting forth the reason therefor), (f) acquisition cost per gross activation, (g) average monthly revenue per subscriber, (h) total number of roaming minutes, (i) total roaming revenue and (j) any other reasonable information which either AWS or JWC may reasonably request from time to time.

              5.4.4. FORMAT. All information and reports required to be provided to AWS and JWC by this Section 5.4 may be provided to AWS and JWC in the format such information and reports are provided to the financial institutions which are parties to the Credit Agreement.

       5.5 TERMINATION OF CERTAIN RIGHTS. In the event AWS and/or JWC is no longer the Beneficial Owner of the Minimum Equity Ownership, the rights set forth in Sections 5.3 and 5.4 shall terminate as to AWS and/or JWC, as applicable.

                                     ARTICLE 6.

                                    EXCLUSIVITY

       6.1 EXCLUSIVITY. Prior to the earlier of December 23, 2003 or the date on which the relevant Stockholder Beneficially Owns less than 50% of the Common Stock it Beneficially Owned as of September 17, 1999 on an "as-if converted" basis, none of the Stockholders or their respective Affiliates will provide or resell, or act as the agent for any Person offering, within the

Territory, mobile wireless telecommunications services that compete with those provided by the Company using wireless technologies and frequencies licensed by the FCC without the Company's prior written consent. Nothing in this Section 6.1 shall (i) prohibit JWC or its Affiliates from providing such services in any part of the Territory in which the Company did not provide such services at the time that JWC or its Affiliates initially began providing them or (ii) restrict the ability of limited partners of any of JWC or its Affiliates to invest in Persons engaged, directly or indirectly, in the mobile wireless telecommunications industry. Anything to the contrary herein, the terms of this Section 6.1 shall not apply to AWS and its Affiliates (but nothing in this proviso shall relieve AWS's assigns and transferees that are not Affiliates of AWS from the operation of this Section 6.1).

                                      ARTICLE 7.

                      AFTER-ACQUIRED SHARES; RECAPITALIZATION

       7.1    AFTER-ACQUIRED SHARES; RECAPITALIZATION.

              (a) Except as expressly set forth herein, all of the provisions of this Agreement shall apply to all of the shares of Company Stock now owned or hereafter issued or transferred to a Stockholder or to his, her or its Affiliated Successors as a consequence of any additional issuance, conversion, purchase, exchange or reclassification of shares of Company Stock, corporate reorganization, or any other form of recapitalization, or consolidation, or merger, or share split, or share dividend, or which are acquired by a Stockholder or its Affiliated Successors in any other manner.

              (b) Whenever the number of outstanding shares of Company Stock is changed by reason of a stock dividend or a subdivision or combination of shares effected by a reclassification of shares, each specified number of shares referred to in this Agreement shall be adjusted accordingly.


                                     ARTICLE 8.

                                 SHARE CERTIFICATES

       8.1 RESTRICTIVE ENDORSEMENTS; REPLACEMENT CERTIFICATES. (a) Each certificate representing the shares of Company Stock now or hereafter held by a Stockholder (including any such certificate delivered upon conversion of the Preferred Stock) or delivered in substitution or exchange for any of the foregoing certificates shall be stamped with legends in substantially the following form:

       The shares represented by this Certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the

       "Act"), or under any state securities or "Blue Sky" laws. Said securities may not be sold, transferred, assigned, hypothecated or otherwise disposed of, unless and until registered under the Act and the rules and regulations thereunder and all applicable state securities or "Blue Sky" laws or exempted therefrom under the Act and all applicable state securities or "Blue Sky" laws.

       The shares represented by this Certificate are also subject to a Stockholder and Investor Rights Agreement, a copy of which is on file at the offices of the Company and will be furnished by the Company to the holder hereof upon written request. Such Stockholder and Investor Rights Agreement provides, among other things, for the granting of certain restrictions on the sale, transfer, hypothecation or other disposition of the shares represented by this Certificate. By acceptance of this Certificate, each holder hereof agrees to be bound by the provisions of such Stockholder and Investor Rights Agreement. The Company reserves the rights to refuse to transfer the shares represented by this Certificate unless and until the conditions to transfer set forth in such Stockholder and Investor Rights Agreement have been fulfilled.

       Each Stockholder agrees that he, she or it will deliver all certificates for shares of Company Stock owned by him, her or it to the Company for the purpose of affixing such legends thereto.

              (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing shares of Company Stock subject to this Agreement and of a bond or other indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender of such certificate, if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate.


                                     ARTICLE 9.

                                   MISCELLANEOUS


       9.1    JWC GROUP STOCKHOLDER REPRESENTATIVE.   (a)  Each JWC Group
Stockholder hereby designates and irrevocably appoints Dana L. Schmaltz, as his Attorney-in-fact with full power of substitution (the "JWC Group Stockholder Representative"), to serve as the representative of each such JWC Group Stockholder to (i) perform all such acts as are required, authorized or contemplated by this Agreement to be performed by such JWC Group Stockholder and (ii) exercise such rights, power and authority as are incidental to this Agreement and hereby acknowledges that the JWC Group Stockholder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by each such person. Any such actions taken, exercises of rights, power or authority and any decision or determination made by the JWC Group Stockholder Representative consistent therewith, shall be absolutely and irrevocably binding on each JWC Group Stockholder as if such JWC Group Stockholder personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Stockholder's individual capacity. Each such JWC Group Stockholder further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such JWC Group Stockholder. The other parties hereto are and will be entitled to rely on any action taken or any notice given by the JWC Group Stockholder Representative and are and will be entitled and authorized to give notices only to the JWC Group Stockholder Representative for any notice contemplated by this Agreement to be given to any such person. A successor to the JWC Group Stockholder Representative may be chosen by a majority in interest of the JWC Group Stockholders, PROVIDED that notice thereof is given by the new JWC Group Stockholder Representative to the Company.

              (b) The JWC Group Stockholder Representative shall not be liable to the JWC Group Stockholders for the performance of any act or the failure to act under or in connection with this Agreement so long as he acted or failed to act in good faith in what he believed to be the scope of his authority and for a purpose which he believed to be in the best interests of the JWC Group Stockholders. Each of the JWC Group Stockholders will indemnify the JWC Group Stockholder Representative, from and against any loss, liability, damage, deficiency, cost and expense (including without limitation reasonable expenses of investigation and reasonable Attorney's fees incurred in connection with any claim, suit or proceeding brought against him) incurred or sustained by him as a result of his individual acts or omissions in connection with this Agreement, so long as he acted or failed to act in good faith.

       9.2 NOTICES. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; PROVIDED that notice of a change of address shall be effective only upon receipt thereof:

       If to JWC, to:

              J. W. Childs Associates, L.P.
              One Federal Street
              Twenty-First Floor
              Boston, MA 02110
              Telephone:  (617) 753-1100
              Facsimile:  (617) 753-1101
              Attention:  Dana L. Schmaltz

       With a copy to:

              Skadden, Arps, Slate, Meagher & Flom LLP
              One Beacon Street
              Boston, MA 02108
              Facsimile:  (617) 573-4822
              Telephone:  (617) 573-4800
              Attention:  Louis Goodman, Esq.

       If to AWS, to:

              AT&T Wireless Services, Inc.
              7277 164th Ave., N.E.
              Redmond, WA  98052
              Facsimile:  (425) 580-8405
              Telephone:  (425) 580-8416
              Attention:  William W. Hague


       With a copy to:

              AT&T Wireless Services, Inc.
              295 North Maple Avenue
              Basking Ridge, New Jersey 07920
              Facsimile:
              Telephone:  (908) 221-2000
              Attention:  General Counsel


       With a copy to:

              Friedman Kaplan & Seiler, LLP
              875 Third Avenue
              New York, New York 10022-6225
              Telephone:  (212) 833-1100
              Facsimile:  (212) 355-6401
              Attention:  Matthew S. Haiken, Esq.

       If to the Company, to it:

              Dobson Communications Corporation
              13439 N. Broadway Extension
              Suite 200
              Oklahoma City, OK  73114
              Facsimile:  (405) 529-8515
              Telephone:  (405) 529-8305
              Attention:  Everett R. Dobson, President

       With a copy to the Company at the same address to:
              Attention:  Ronald L. Ripley, Senior Corporate Counsel
              Facsimile:  (405) 529-8765
              Telephone:  (405) 529-8376

       With a further copy to:

              Edwards & Angell, LLP
              2800 BankBoston Plaza
              Providence, RI  02903
              Telephone:  (401) 276-6586
              Facsimile:  (401) 276-6602
              Attention:   David K. Duffell, Esq.

       9.3    ENTIRE AGREEMENT; AMENDMENTS; CONSENTS.

              (a) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, including, without limitation, the Existing Agreement.

              (b) No change or modification of this Agreement shall be valid, binding or enforceable unless the same shall be in writing and signed by the Company, the Dobson Partnership, and by each of JWC and AWS so long as such party holds its Minimum Ownership Amount; PROVIDED, HOWEVER, that no change or modification that adversely affects JWC or AWS shall be made without the prior written consent of JWC or AWS, as the case may be; and provided, further, that in the event any party hereto shall cease to own any shares of Company Stock such party hereto shall cease to be a party to this Agreement and, except as expressly provided herein, the rights and obligations of such party hereunder shall terminate.

              (c) Whenever in this Agreement the consent or approval of a Stockholder is required, except as expressly provided herein, such consent or approval may be given or withheld in the sole and absolute discretion of each Stockholder.

       9.4    TERMINATION.

       This Agreement shall terminate if all the parties hereto consent in writing or if one Stockholder shall Beneficially Own all of the Common Stock; provided, that (x) the termination of this Agreement shall not impair any rights or obligations of any party hereto arising prior to the time of termination, or which may arise by an event causing the termination of this Agreement, (y) the provisions of Sections 5.1 and this Article 9 shall survive any termination of this Agreement and (z) the provisions of Article 4 shall survive any termination of this Agreement and shall continue in full force and effect until December 21, 2018.

       9.5 WAIVER. No failure or delay on the part of any Stockholder in exercising any right, power or privilege hereunder, nor any course of dealing between the Company and any Stockholder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which any Stockholder would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Stockholders or any of them to take any other or further action in any circumstances without notice or demand.

       9.6 OBLIGATIONS SEVERAL. The obligations of each Stockholder under this Agreement shall be several with respect to each such Stockholder.

       9.7 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the law of the State of New York without reference to the conflicts of law principles thereof.

       9.8    DISPUTE RESOLUTION; WAIVER OF JURY TRIAL.

              (a) The parties shall use and strictly adhere to the following dispute resolution processes, except as otherwise expressly provided in this
Section 10.9, to resolve any and all disputes, controversies or claims, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory (hereinafter, "Dispute(s)"), arising out of or relating to this Agreement (and any prior agreement this Agreement supersedes), including without limitation, its making, termination, non-renewal, its alleged breach and the subject matter of this Agreement (E.G., products or services furnished hereunder or those related to those furnished):

              (b) The parties shall first attempt to settle each Dispute through good faith negotiations. The aggrieved party shall initiate such negotiations by giving the other party(ies) written notice of the existence and nature of the Dispute. The other party(ies) shall in a writing to the aggrieved party acknowledge such notice of Dispute within ten (10) business days. Such acknowledgment may also set forth any Dispute that the acknowledging party desires to have resolved in accordance with this Section.

               (c) Thereafter, if any Dispute is not resolved by the parties through negotiation within thirty (30) calendar days of the date of the notice of acknowledgment, either party may terminate informal negotiations with respect to that Dispute and have the right, by delivery of written notice thereof (the "Arbitration Notice") to the other party, to submit the matter to be finally settled by arbitration in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association, as modified herein (the "AAA Rules"). The place of arbitration shall be Oklahoma City, Oklahoma. All matters so submitted to arbitration shall be settled by three arbitrators. The disputing party and the Company shall each designate one arbitrator within 20 days of the delivery of the Arbitration Notice. If either the disputing party or the Company fails so to timely designate an arbitrator, the matter shall be resolved by the one arbitrator timely designated. The disputing party and the Company shall cause the designated arbitrators to mutually agree upon and to designate a third arbitrator, PROVIDED, HOWEVER, that failing such agreement within 45 days of delivery of the Arbitration Notice, the third arbitrator shall be appointed in accordance with the AAA Rules. The disputing party and the Company, shall be responsible for the payment of the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. The disputing party and the Company, shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitral tribunal is not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. The final decision of the majority of the arbitrators shall be furnished to the disputing party and the Company and each of the Stockholders in writing and shall constitute a conclusive determination of the matter in question, binding upon JWC, the Company and the Stockholders and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. Any arbitration proceeding, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon any award may be entered in any court of competent jurisdiction.

              (d) EACH OF THE PARTIES HERETO, AFTER CONSULTING WITH COUNSEL WAIVE THEIR RIGHTS, IF ANY, TO JURY TRIAL IN RESPECT TO ANY DISPUTE OR CLAIMS BETWEEN OR AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION ANY CLAIM UNDER THE SECURITIES ACT, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, ANY OTHER STATE OR FEDERAL LAW RELATING TO SECURITIES OR FRAUD OR BOTH, THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, AS AMENDED, OR FEDERAL OR STATE COMMON LAW.

       9.9 BENEFIT AND BINDING EFFECT; SEVERABILITY. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and each of the

Stockholders and their respective executors, administrators and personal representatives and heirs and permitted assigns, and the Indemnified Parties. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy or any listing requirement applicable to the Common Stock, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto affected by such determination in any material respect shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions hereof are given effect as originally contemplated to the greatest extent possible.

       9.10 FCC AND REGULATORY APPROVALS. Notwithstanding anything contained in this Agreement to the contrary, no transaction or action contemplated herein shall be consummated and no interests or rights transferred, converted or exchanged prior to receiving FCC approvals with respect thereto to the extent such FCC approvals are necessary.

       9.11 EXPENSES. Except as otherwise provided herein, all attorneys' fees incurred by the Stockholders in connection with this Agreement (including, without limitation, in the preparation of notices (and responses thereto) and consents) shall be borne by the Stockholder(s) incurring such fees.

       9.12 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

       9.13 HEADINGS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

       9.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

       9.15   FCC CONFLICT.   In the event of an FCC Conflict, the party whose
action or inaction gave rise to the FCC Conflict shall be required to take the actions necessary so that the FCC Conflict no longer exists.

       9.16   EFFECTIVE DATE.   This Agreement shall be effective on the IPO
Date.

       IN WITNESS WHEREOF, each of the parties has executed or caused this Agreement to be executed by its duly authorized officers as of the date first written above.

STOCKHOLDERS:

                                   DOBSON CC LIMITED PARTNERSHIP

                                   By: RLD, Inc., its General Partner

                                   By:    /s/ Everett Dobson
                                       --------------------------------------
                                          Name:  Everett Dobson
                                          Title: President


                                   J.W. CHILDS EQUITY PARTNERS II, L.P.

                                   By: J.W. Childs Advisors II, L.P.,
                                          its general partner

                                   By: J.W. Childs Associates, L.P.,
                                          its general partner

                                   By: J.W. Childs Associates, Inc.,
                                          its general partner


                                   By:    /s/ Dana L. Schmaltz
                                       --------------------------------------
                                          Name:  Dana L. Schmaltz
                                          Title: Vice President

                                          /s/ Dana L. Schmaltz
                                   ---------------------------------------------
                                   Dana L. Schmaltz, as agent and Attorney-in-
                                   fact for the JWC Group Stockholders under
                                   Purchaser Appointment of Agent and Power of
                                   Attorney and not in his individual capacity


                                   AT&T WIRELESS SERVICES, INC.



                                   By:    /s/ Michael Schwarez
                                       --------------------------------------
                                          Name:  Michael Schwarez
                                          Title: Vice President and Assistant
                                                    Secretary

COMPANY:

                                   DOBSON COMMUNICATIONS CORPORATION


                                   By:    /s/ Everett Dobson
                                       --------------------------------------
                                          Name:  Everett Dobson
                                          Title: CEO and Chairman

                                                                      Schedule I

       STOCKHOLDERS:

Dobson CC Limited Partnership
c/o Dobson Communications Corporation
13439 N. Broadway Extension
Suite 200
Oklahoma City, OK 73114
Telephone:  (405) 391-8500
Attention:  Everett R. Dobson


J.W. Childs Equity Partners II, L.P.
One Federal Street
Twenty-First Floor
Boston, MA 02110
Telephone:  (617) 753-1100
Attention:  Dana Schmaltz


JWC Group Stockholders:
(See Attached sheet)

AT&T Wireless Services, Inc.
295 North Maple Avenue
Basking Ridge, New Jersey 07920
Telephone:  (908) 221-2000
Attention:  General Counsel


       COMPANY

Dobson Communications Corporation
13439 N. Broadway Extension
Suite 200
Oklahoma City, OK 73114
Telephone:  (405) 391-8500
Attention:  Everett R. Dobson

                                                                     Schedule II

                                    CAPITALIZATION

                                                                    Schedule III
                                    NEW DIRECTORS